Exhibit 99.1

Consolidated Financial Statements

Ann Arbor Bancorp, Inc.
and Subsidiary

Years Ended December 31, 2018 and 2017
with Report of Independent Auditors

Ann Arbor Bancorp, Inc. and Subsidiary

Consolidated Financial Statements

December 31, 2018

Contents

Report of Independent Auditors                                        1

Consolidated Balance Sheets                                            3

Consolidated Statements of Income                                        4

Consolidated Statements of Comprehensive Income                                5

Consolidated Statements of Changes in Stockholders’ Equity                        6

Consolidated Statements of Cash Flows                                    7

Notes to Consolidated Financial Statements                                    8

Report of Independent Auditors

Board of Directors and Stockholders
Ann Arbor Bancorp, Inc. and Subsidiary
Ann Arbor, Michigan

We have audited the accompanying consolidated financial statements of Ann Arbor Bancorp, Inc. and Subsidiary, which comprise the consolidated balance sheets as of December 31, 2018 and 2017, and the related consolidated statements of income, comprehensive income, changes in stockholders’ equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting principles used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Ann Arbor Bancorp, Inc. and Subsidiary as of December 31, 2018 and 2017, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Saginaw, Michigan
March 8, 2019

Ann Arbor Bancorp, Inc. and Subsidiary
Consolidated Balance Sheets

	December 31
	2018	2017
Assets
Cash and cash equivalents:
Cash and due from banks	$7,684,513	$9,856,081
Investment securities - available for sale	56,146,946	61,200,279
Federal Home Loan Bank stock	922,500	837,500
Loans - held for sale	1,281,405	2,822,700
Loans - net of allowance for loan losses of $1,793,056 and $1,568,056 at December 31, 2018 and 2017, respectively	232,981,951	207,105,109
Premises and equipment, net	3,345,443	3,517,650
Accrued interest receivable	1,005,783	968,187
Other assets	6,463,970	6,291,875
Total assets	$309,832,511	$292,599,381

Liabilities and stockholders' equity
Liabilities:
Deposits
Noninterest-bearing demand	$73,531,773	$73,752,394
Interest-bearing	178,603,348	167,331,491
Total deposits	252,135,121	241,083,885

Borrowings	20,500,000	18,000,000
Accrued interest payable	80,013	61,942
Accrued and other liabilities	315,488	306,592
Total liabilities	273,030,622	259,452,419

Stockholders' equity:
Common stock: no par value; 6,000,000 shares authorized; 1,738,186 and 1,702,378 shares issued and outstanding as of December 31, 2018 and 2017, respectively	20,449,025	19,625,983
Retained earnings	16,922,045	13,672,032
Accumulated other comprehensive loss	(569,181)	(151,053)
Total stockholders' equity	36,801,889	33,146,962
Total liabilities and stockholders' equity	$309,832,511	$292,599,381

See accompanying notes.

Ann Arbor Bancorp, Inc. and Subsidiary
Consolidated Statements of Income

	Year Ended December 31
	2018	2017
Interest income:
Loans, including fees	$11,606,036	$9,968,098
Debt securities:
Taxable	740,036	727,264
Tax-exempt	623,573	708,777
Other	246,629	152,192
Total interest income	13,216,274	11,556,331

Interest expense:
Deposits	1,722,104	918,372
Borrowings	308,580	242,488
Total interest expense	2,030,684	1,160,860
Net interest income	11,185,590	10,395,471
Provision for loan losses	225,000	190,000
Net interest income after provision for loan losses	10,960,590	10,205,471

Noninterest income:
Service charges and other income	716,619	673,472
Net gain on sale of loans	1,053,832	1,560,152
Net gain on sale of securities	60,276	141,444
Total noninterest income	1,830,727	2,375,068

Noninterest expenses:
Salary and employee benefits	5,025,600	4,989,118
Net occupancy and equipment	1,112,267	1,061,836
Marketing and advertising	131,085	152,095
Outside services expense	464,840	414,514
FDIC insurance expense	86,467	88,753
Other general and administrative expenses	955,585	952,771
Total noninterest expenses	7,775,844	7,659,087
Net income before income taxes	5,015,473	4,921,452

Income taxes	876,464	1,536,822
Consolidated net income	$4,139,009	$3,384,630

See accompanying notes.

Ann Arbor Bancorp, Inc. and Subsidiary
Consolidated Statements of Comprehensive Income

	Year Ended December 31
	2018	2017

Consolidated net income	$4,139,009	$3,384,630

Other comprehensive income (loss), net of tax:
Unrealized gains (losses) on securities available for sale:
Unrealized holding gains (losses) arising during the period	(370,508)	182,017
Reclassification adjustment for gains included in net income	(47,620)	(93,353)
Total other comprehensive income (loss)	(418,128)	88,664
Total comprehensive income	$3,720,881	$3,473,294

See accompanying notes.

Ann Arbor Bancorp, Inc. and Subsidiary
Consolidated Statements of Changes in Stockholders' Equity
Years Ended December 31, 2018 and 2017

	Shares of Common Stock	Common Stock	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Total Shareholders' Equity
Balance at January 1, 2017	1,694,728	$19,415,134	$11,026,888	$(213,132)	$30,228,890
Comprehensive income:
Consolidated net income			3,384,630		3,384,630
Change in net unrealized loss on securities available for sale - net of tax effect of $45,675				88,664	88,664
Accounting change to recognize stranded tax effect			26,585	(26,585)	—
Total comprehensive income					3,473,294

Deferred shares plan	—	56,448			56,448
Stock issued from deferred shares plan	790
Stock options exercised	5,200	70,500			70,500
Restricted stock issued to employees	1,660	53,950			53,950
Stock-based compensation	—	29,951			29,951
Dividends paid	—	—	(766,071)		(766,071)
Balance as of December 31, 2017	1,702,378	19,625,983	13,672,032	(151,053)	33,146,962

Comprehensive income
Consolidated net income			4,139,009		4,139,009
Change in net unrealized (loss) on securities available for sale - net of tax effect of $111,147				(418,128)	(418,128)
Total comprehensive income					3,720,881

Deferred shares plan	—	73,466			73,466
Stock issued from deferred shares plan	32	—			—
Stock options exercised	34,896	700,005			700,005
Restricted stock issued to employees	880	31,680			31,680
Stock-based compensation	—	17,891			17,891
Dividends paid			(888,996)		(888,996)
Balance as of December 31, 2018	1,738,186	20,449,025	$16,922,045	$(569,181)	$36,801,889

See accompanying notes.

Ann Arbor Bancorp, Inc. and Subsidiary
Consolidated Statements of Cash Flows

	Year Ended December 31
	2018	2017
Cash flows from operating activities
Consolidated net income	$4,139,009	$3,384,630
Adjustments to reconcile consolidated net income to net cash from operating activities:
Depreciation	255,377	286,959
Provision for loan losses	225,000	190,000
Accretion and amortization of securities, net	236,089	313,095
Stock-based compensation	49,571	83,901
Deferred shares plan	73,466	56,448
Origination of loans held for sale	(59,369,685)	(79,183,706)
Proceeds from sale of loans held for sale	61,964,812	82,781,853
Gain on sale of loans	(1,053,832)	(1,560,152)
Deferred income tax expense (benefit)	(139,000)	134,000
Loss on disposal of fixed assets	3,423	—
Realized gain on sale of available-for-sale securities, net	(60,276)	(141,444)
Net change in:
Accrued interest receivable	(37,596)	(36,068)
Other assets	138,720	(271,733)
Accrued interest payable	18,071	22,107
Accrued and other liabilities	8,896	48,974
Net cash from operating activities	6,452,045	6,108,864

Cash flows from investing activities
Purchases of securities available for sale	(5,266,625)	(7,285,183)
Proceeds from maturities, calls, and paydowns of securities available for sale	9,614,870	15,380,263
Purchase of FHLB stock	(85,000)	—
Purchase of low-income housing investment	(60,668)	—
Net change in loans	(26,101,842)	(33,360,921)
Additions to premises and equipment	(86,593)	(154,669)
Net cash from investing activities	(21,985,858)	(25,420,510)

Cash flows from financing activities
Net change in deposits	11,051,236	20,531,657
Proceeds from FHLB advances	13,500,000	2,000,000
Repayment of FHLB advances	(11,000,000)	(2,000,000)
Net proceeds from stock issuance/redemptions	700,005	70,500
Payment of dividends	(888,996)	(766,071)
Net cash from financing activities	13,362,245	19,836,086

	Year Ended December 31
	2018	2017
Change in cash and cash equivalents	$(2,171,568)	$524,440
Cash and cash equivalents at beginning of year	9,856,081	9,331,641
Cash and cash equivalents at end of year	$7,684,513	$9,856,081

Supplemental cash flow information
Interest paid	$2,012,613	$1,138,753
Income taxes paid	1,093,956	1,243,000

See accompanying notes.

Ann Arbor Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2018

1. Summary of Significant Accounting Policies

Nature of Operations

Ann Arbor Bancorp, Inc. (Corporation), through its wholly-owned subsidiary, Ann Arbor State Bank (Bank), is engaged in the business of general commercial and retail banking. The Bank provides a variety of financial services to individuals and small businesses through its offices in Ann Arbor and Jackson, Michigan. The Bank offers a variety of deposit products, including checking accounts, savings accounts, and time deposits. The Bank conducts lending activities in the residential and commercial mortgage markets, the consumer installment market, and in the commercial lending market. The Corporation also offers 401(k) advisory services under the trade name Ann Arbor State Advisors. The principal market of the Bank’s financial services is in the communities in Washtenaw and Jackson Counties, Michigan.

Basis of Presentation and Consolidation

The consolidated financial statements include the accounts of Ann Arbor Bancorp, Inc. and its wholly-owned subsidiary, Ann Arbor State Bank. All significant intercompany balances and transactions have been eliminated in consolidation.

On October 17, 2018, the Corporation’s Board of Directors approved a two-for-one stock split of the Corporation’s common shares. On November 28, 2018, shareholders of record received one additional share for each share held as of November 28, 2018. All share and per share amounts herein have been restated to reflect the stock split.

Significant Group Concentrations of Credit Risk

Most of the Corporation’s activities are with customers located within Michigan. Note 2 discusses the types of securities in which the Corporation invests. Note 3 discusses the types of lending in which the Corporation engages. The Corporation does not have any significant concentrations to any one industry or customer.

Cash and Cash Equivalents

For the purpose of the consolidated statements of cash flows, cash and cash equivalents include cash and balances due from banks.

The Bank is required by federal banking regulations to maintain certain cash and due-from-bank reserves. The reserve requirement was $1,893,000 as of December 31, 2018 and $1,445,000 as of December 31, 2017.

Ann Arbor Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2018

1. Summary of Significant Accounting Policies (continued)

Securities

Securities are classified as available for sale and are recorded at fair value, with unrealized gains and losses excluded from earnings and reported in other comprehensive income (loss).

Purchased premiums and discounts are recognized in interest income using the interest method over the terms of the securities. Declines in the fair value of available-for-sale securities below their cost that are deemed to be other than temporary are reflected in earnings as realized losses if management intends to sell or will more likely than not be required to sell before an anticipated recovery in fair value. Otherwise, declines in the fair value of debt securities below their cost that are other than temporary are split into two components, as follows: (1) other-than-temporary impairment (OTTI) related to credit loss, which must be recognized in the consolidated statements of income; and (2) OTTI related to other factors, which is recognized in other comprehensive income (loss). For equity securities, the entire amount of OTTI is recognized through earnings. In estimating other-than-temporary impairment losses, management considers (1) the length of time and the extent to which the fair value has been less than cost, (2) the financial condition and near-term prospects of the issuer, and (3) the intent and ability of the Corporation to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value. Gains and losses on the sale of securities are recorded on the trade date and are determined using the specific identification method.

Federal Home Loan Bank Stock is carried at cost.

Loans Held for Sale

Loans held for sale are carried at the lower of cost or market. Market is determined on an aggregate basis based on commitments from investors to purchase such loans and upon prevailing market rates.

Loans

The Corporation grants mortgage, commercial, and consumer loans to customers. A substantial portion of the loan portfolio is represented by mortgage loans throughout southeastern Michigan. The ability of the Corporation’s debtors to honor their contracts is dependent upon the real estate and general economic conditions in this area.

Loans that management intends and has the ability to hold for the foreseeable future or until maturity or pay-off are reported at their outstanding unpaid principal balances adjusted for charge offs and the allowance for loan losses. Interest income is accrued on the unpaid principal balance.

Ann Arbor Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2018

1. Summary of Significant Accounting Policies (continued)

Loans (continued)

The accrual of interest on loans is discontinued at the time the loan is 90 days delinquent unless the credit is well-secured and in process of collection. In all cases, loans are placed on nonaccrual or charged off at an earlier date if collection of principal or interest is considered doubtful.

All interest accrued but not collected for loans that are placed on nonaccrual or charged off is reversed against interest income. The interest on these loans is accounted for on the cash basis or cost-recovery method, until qualifying for return to accrual. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

Loans are considered delinquent when customers fail to make their payments in accordance with the contractual loan agreement. If a loan matures and principal remains outstanding, the loan is considered delinquent until the loan is paid off or renewed.

Gross loans are reported at the Corporation’s recorded investment. The recorded investment is the borrower’s principal balance less partial charge offs, if any.

Troubled debt restructuring of loans is undertaken to improve the likelihood that the loan will be repaid in full under the modified terms in accordance with a reasonable repayment schedule. All modified loans are evaluated to determine whether the loans should be reported as a troubled debt restructure (TDR). A loan is a TDR when the Corporation, for economic or legal reasons related to the borrower’s financial difficulties, grants a concession to the borrower by modifying or renewing a loan that the Corporation would not otherwise consider. To make this determination, the Corporation must determine whether (a) the borrower is experiencing financial difficulties and (b) the Corporation granted the borrower a concession. This determination requires consideration of all of the facts and circumstances surrounding the modification. An overall general decline in the economy or some deterioration in a borrower’s financial condition does not automatically mean the borrower is experiencing financial difficulties.

Allowance for Loan Losses

The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to earnings. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.

Ann Arbor Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2018

1. Summary of Significant Accounting Policies (continued)

Allowance for Loan Losses (continued)

The allowance for loan losses is evaluated on a regular basis by management and is based upon management’s periodic review of the collectability of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral, and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

The allowance consists of specific, general, and unallocated components. The specific component relates to loans that are individually classified as impaired. For impaired loans, an allowance is established when the discounted cash flows (or collateral value or observable market price) of the impaired loan are lower than the carrying value of that loan. The general component covers nonimpaired loans and is based on historical loss experience adjusted for qualitative factors. An unallocated component is maintained to cover uncertainties that could affect management’s estimate of probable losses. The unallocated component of the allowance reflects the margin of imprecision inherent in the underlying assumptions used in the methodologies for estimating specific and general losses in the portfolio. The Corporation includes the unallocated allowance in specific loan categories for presentation purposes.

A loan is considered impaired when, based on current information and events, it is probable that the Corporation will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including length of the delay, the reasons for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan-by-loan basis for commercial and construction loans by either the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price, or the fair value of the collateral if the loan is collateral dependent.

Loans for which the terms have been modified resulting in a concession, and for which the borrower is experiencing financial difficulties, are considered TDRs and are classified as impaired.

Ann Arbor Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2018

1. Summary of Significant Accounting Policies (continued)

Allowance for Loan Losses (continued)

Large groups of homogeneous loans are collectively evaluated for impairment. Accordingly, the Corporation does not separately identify individual consumer and residential loans for impairment disclosures.

Premises and Equipment

Buildings, leasehold improvements, land improvements, furniture, fixtures, and equipment are carried at cost, less accumulated depreciation. Depreciation expense is computed on the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized over the terms of their respective leases or the estimated useful lives of the improvements, whichever is shorter. Estimated useful lives of buildings are 30 years, land improvements are 20 years, and furniture, fixtures, and equipment range from three to ten years.

Income Taxes

Deferred income tax assets and liabilities are determined using the liability (or balance sheet) method. Under this method, the net deferred tax asset or liability is determined based on the tax effects of the various temporary differences between the book and tax bases of the various balance sheet assets and liabilities and gives current recognition to changes in tax rates and laws. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

On December 22, 2017, the President of the United States signed a tax bill which reduced the corporate income tax rate from 34% to 21% effective for tax years beginning on or after January 1, 2018. As a result, the Corporation’s deferred tax assets and liabilities were remeasured for the effects of the tax rate change on the date the law was enacted in accordance with Accounting Standards Codification (ASC) 740, Income Taxes. The impact of the new tax rate increased federal income tax by $172,000 for the year ended December 31, 2017. Since the impact of the remeasurement of the deferred tax effects of items reported in accumulated other comprehensive income (AOCI) was recorded through income tax expense there is a stranded tax effect in AOCI as the recorded deferred tax assets and tax liabilities no longer equaled the tax effect included in the AOCI for that item.

Ann Arbor Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2018

1. Summary of Significant Accounting Policies (continued)

Income Taxes (continued)

In February 2018, the FASB issued, and the Corporation early adopted, the provisions of Accounting Standards Update (ASU) - Income Statement - Reporting Comprehensive Income (Topic 220): Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income for the year ended December 31, 2017. This ASU allows a one-time reclassification from AOCI to retained earnings for these stranded tax effects. The amount of the reclassification from AOCI to retained earnings at December 31, 2017 was $26,585. This reclassification eliminates the stranded tax effect that was created as a result of the tax rate change to improve the usefulness of information reported in the financial statements.

Off-Balance-Sheet Financial Instruments

In the ordinary course of business, the Corporation has entered into commitments under commercial letters of credit and standby letters of credit. Such financial instruments are recorded when they are funded.

Foreclosed Assets

Assets acquired through or instead of loan foreclosure are initially recorded at fair value less costs to sell when acquired, establishing a new cost basis. If fair value declines subsequent to foreclosure, a valuation allowance is recorded through expense. Operating costs after acquisition are expensed.

Transfers of Financial Assets

Transfers of financial assets are accounted for as sales when control over the asset has been relinquished. Control is deemed to be surrendered when the assets have been isolated from the Corporation, the transferee obtains the right (free from conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and the Corporation does not maintain effective control through an agreement to repurchase before maturity.

Use of Estimates

In preparing consolidated financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the consolidated balance sheet and reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses, valuation of deferred taxes, and the valuation of investment securities.

Ann Arbor Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2018

1. Summary of Significant Accounting Policies (continued)

Comprehensive Income (Loss)

Accounting principles generally require that recognized revenue, expenses, gains, and losses be included in net income. Although certain changes in assets and liabilities, such as unrealized gains and losses on available-for-sale securities, are reported as a separate component of the equity section of the consolidated balance sheet, such items, along with net income, are components of comprehensive income (loss).

Loss Contingencies

Loss contingencies, including claims and legal actions arising in the ordinary course of business, are recorded as liabilities when the likelihood of loss is probable and an amount or range of loss can be reasonably estimated. Management does not believe there are any such matters that will have a material effect on the financial statements.

Reclassification

Certain prior year amounts have been reclassified to conform to the current year presentation.

Subsequent Events

Subsequent events have been evaluated through March 8, 2019, which is the date the consolidated financial statements were available to be issued.

2. Investment Securities

The amortized cost, gross unrealized gains, gross unrealized losses, and fair values of investment securities as of December 31 are as follows:

		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value
2018
U.S. government and federal agency	$ 16,418,549	$ 694	$ (382,763)	$ 16,036,480
Corporate bonds	1,249,765	—	(14,406)	1,235,359
Municipal securities	37,667,445	127,632	(412,777)	37,382,300
Foreign debt securities	999,375	—	(32,968)	966,407
Preferred stock	532,294	—	(5,894)	526,400
Total securities	$ 56,867,428	$ 128,326	$ (848,808)	$ 56,146,946

Ann Arbor Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2018

2. Investment Securities (continued)

2017
U.S. government and federal agency	$ 17,977,103	$ 371	$ (268,055)	$ 17,709,419
Corporate bonds	1,670,444	92	(16,856)	1,653,680
Municipal securities	40,200,641	342,340	(252,045)	40,290,936
Foreign debt securities	999,157	—	(27,313)	971,844
Preferred stock	541,522	32,878	—	574,400
Total securities	$ 61,388,867	$ 375,681	$ (564,269)	$ 61,200,279

Securities with a carrying value of $24,402,936 as of December 31, 2018 and $20,440,277 as of December 31, 2017 were pledged to secure public deposits and for other purposes required or permitted by law.

The amortized cost and fair value of debt securities by contractual maturity as of December 31, 2018 are as follows:

	Available for Sale
	Amortized
	Cost	Fair Value

Due in one year or less	$ 3,149,528	$ 3,137,269
Due after one year through five years	38,485,592	37,835,389
Due after five years through ten years	14,700,014	14,647,888
Due after ten years	532,294	526,400
	$56,867,428	$56,146,946

Information pertaining to securities with gross unrealized losses as of December 31, aggregated by investment category and length of time that individual securities have been in a continuous loss position, is as follows:

	Less than 12 Months			12 Months or More
	Fair Value	Unrealized Losses	Number of Securities	Fair Value	Unrealized Losses	Number of Securities
2018
U.S. government and federal agency	$—	$—	—	$15,036,472	$(382,763)	18
Corporate bonds	244,646	(264)	1	990,713	(14,142)	2
Municipal securities	5,021,978	(31,649)	26	18,945,660	(381,128)	54
Foreign debt securities	—	—	—	966,407	(32,968)	1
Preferred stock	—	—	—	526,400	(5,894)	1
Total	$ 5,266,624	$ (31,913)	27	$36,465,652	$(816,895)	76

Ann Arbor Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2018

2. Investment Securities (continued)

2017
U.S. government and federal agency	$ 9,013,126	$ (89,269)	10	$ 7,707,799	$(178,786)	10
Corporate bonds	349,349	(750)	1	804,240	(16,106)	2
Municipal securities	15,397,600	(114,519)	44	5,113,452	(137,526)	16
Foreign debt securities	—	—	—	971,844	(27,313)	1
Total	$24,760,075	$(204,538)	55	$14,597,335	$(359,731)	29

Unrealized losses on securities have not been recognized into income because they are of high-credit quality, management has the intent and ability to hold the securities for the foreseeable future, and the decline in fair value is also due to increased market interest rates. The fair value is expected to recover as the securities approach the maturity date.

3. Loans

A summary of the balances of loans at December 31 is as follows:

	2018	2017
Real estate loans:
Construction	$ 12,102,937	$ 12,152,756
Residential	37,074,549	36,348,739
Commercial	111,649,020	83,894,651
Total real estate loans	160,826,506	132,396,146

Commercial and industrial	69,139,646	71,363,086
Consumer installment loans	4,808,855	4,913,933
Total loans	234,775,007	208,673,165
Allowance for loan losses	(1,793,056)	(1,568,056)
Net loans	$232,981,951	$207,105,109

The Bank has loans to nondepository financial institutions for the purpose of funding residential loans to be sold on the secondary market, of $0 as of December 31, 2018 and $1,472,000 as of December 31, 2017. These loans are included in the commercial and industrial loan segment.

In the ordinary course of business, the Bank has granted loans to principal officers and Directors and their affiliates with total outstanding balances of $10,155,341 as of December 31, 2018 and $6,812,997 as of December 31, 2017. During the year ended December 31, 2018, total principal additions were $6,290,355 and total principal payments were $2,948,011.

Ann Arbor Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2018

3. Loans (continued)

The following is an analysis of the allowance for loan losses by loan segment for the year ended December 31, 2018:

	Real Estate Construction	Real Estate Residential	Real Estate Commercial	Commercial and Industrial	Consumer Installment	Total

Beginning balance	$ 119,124	$ 253,322	$ 654,568	$ 489,631	$ 51,411	$ 1,568,056
Charge offs	—	—	—	—	—	—
Recoveries	—	—	—	—	—	—
Provision	(13)	8,751	239,977	(9,052)	(14,663)	225,000
Ending balance	$ 119,111	$ 262,073	$ 894,545	$ 480,579	$ 36,748	$ 1,793,056

Ending allowance balance attributable to loans:
Individually evaluated for impairment	$—	$—	$—	$ 17,021	$—	$17,021
Collectively evaluated for impairment	119,111	262,073	894,545	463,558	36,748	1,776,035
Ending allowance balance	$ 119,111	$ 262,073	$ 894,545	$ 480,579	$ 36,748	$ 1,793,056

Loans and leases:
Individually evaluated for impairment	$—	$ 199,381	$ 228,210	$ 3,138,564	$—	$ 3,566,155
Collectively evaluated for impairment	12,102,937	36,875,168	111,420,810	66,001,082	4,808,855	231,208,852
Ending loans and leases	$ 12,102,937	$37,074,549	$111,649,020	$69,139,646	$4,808,855	$234,775,007

Included in the above table is approximately $117,000 of unallocated allowance amounts that have been included in specific loan segments.

Ann Arbor Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2018

3. Loans (continued)

The following is an analysis of the allowance for loan losses by loan segment for the year ended December 31, 2017:

	Real Estate Construction	Real Estate Residential	Real Estate Commercial	Commercial and Industrial	Consumer Installment	Total

Beginning balance	$89,968	$226,116	$559,540	$485,116	$17,316	$1,378,056
Charge offs	—	—	—	—	—	—
Recoveries	—	—	—	—	—	—
Provision	29,156	27,206	95,028	4,515	34,095	190,000
Ending balance	$119,124	$253,322	$654,568	$489,631	$51,411	$1,568,056

Ending allowance balance attributable to loans:
Individually evaluated for impairment	$—	$—	$—	$33,209	$—	$33,209
Collectively evaluated for impairment	119,124	253,322	654,568	456,422	51,411	1,534,847
Ending allowance balance	$ 119,124	$ 253,322	$ 654,568	$ 489,631	$ 51,411	$ 1,568,056

Loans and leases:
Individually evaluated for impairment	$—	$206,003	$522,770	$2,973,696	$—	$3,702,469
Collectively evaluated for impairment	12,152,756	36,142,736	83,371,881	68,389,390	4,913,933	204,970,696
Ending loans and leases	$12,152,756	$36,348,739	$83,894,651	$71,363,086	$4,913,933	$208,673,165

Included in the above table is approximately $103,000 of unallocated allowance amounts that have been included in the specific loan segments.

Ann Arbor Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2018

3. Loans (continued)

Credit Risk Grading

The Corporation categorizes loans into credit risk categories based on current financial information, overall debt service coverage, comparison against industry statistics, collateral coverage, historical payment experience, and current economic trends. Loan balances by credit risk grade as of December 31 are as follows:

2018	Pass (1-4)	Management Watch (5)	Substandard (6)	Doubtful (7)	Total
Real estate-construction:
1-4 family residential	$7,297,152	$—	$—	$—	$7,297,152
Other construction, land development, and land loans	4,805,785	—	—	—	4,805,785
Real estate-residential:
Revolving lines of credit	17,133,934	85,513	—	—	17,219,447
1-4 family residential	19,681,383	173,719	—	—	19,855,102
Real estate-commercial:
Multi-family	6,071,833	—	—	—	6,071,833
Nonfarm nonresidential	104,322,005	1,026,972	228,210	—	105,577,187
Commercial and industrial	65,245,372	984,522	2,909,752	—	69,139,646
Consumer installment	4,808,855	—	—	—	4,808,855
Total	$229,366,319	$2,270,726	$3,137,962	$—	$234,775,007

2017
Real estate-construction:
1-4 family residential	$9,888,008	$—	$—	$—	$9,888,008
Other construction, land development, and land loans	2,264,748	—	—	—	2,264,748
Real estate-residential:
Revolving lines of credit	16,276,017	—	—	—	16,276,017
1-4 family residential	19,895,760	176,962	—	—	20,072,722
Real estate-commercial:
Multi-family	7,666,857	—	—	—	7,666,857
Nonfarm nonresidential	74,378,096	1,326,928	522,770	—	76,227,794
Commercial and industrial	67,513,699	1,156,127	2,693,260	—	71,363,086
Consumer installment	4,913,933	—	—	—	4,913,933
Total	$202,797,118	$2,660,017	$3,216,030	$—	$208,673,165

Ann Arbor Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2018

3. Loans (continued)

Credit Risk Grading (continued)

The Corporation uses the following definitions for credit risk ratings:

Pass (1-4): Credits covered by the below definitions are pass credits, which are not considered to be adversely rated. See below for complete definitions.

Prime Quality (1): Minimal risk to the Corporation and the probability of serious rapid financial deterioration is limited. Loans are fully secured by liquid, properly margined collateral (listed stocks, bonds, and certificates of deposits), backed by properly executed letters of credit by satisfactory financial institutions or by perfected government agency guarantees.

High Quality (2): Nominal risk to the Corporation and the probability of serious financial deterioration is unlikely. Loans are to well-seasoned borrowers displaying strong financial condition and consistently superior earnings performance, with trends and outlook very positive.

Average Quality (3): Average risk to the Corporation with the possibility of deterioration if adverse market conditions prevail. Loans are to established borrowers that display sound financial condition and operating results. Capacity to service debt is consistently demonstrated at a level consistent with or above the industry norms, with industry trends and outlook considered good.

Acceptable Risk (4): This is an acceptable risk to the Corporation but may be slightly below-average quality. There is a high probability that deterioration will occur if adverse market conditions prevail; loan bears watching. Loans are to borrowers whose current financial condition may be deficient in one or two categories, or may have limited history. Added comfort can be provided by the strength of collateral or guarantees.

Management Watch (5): Loans are of a marginal quality with above-normal risk to the Corporation. Borrowers may be heavy users of financial leverage and earnings deterioration may be underway. Very close supervision by the lending officer is required. Monthly loan officer committee reports and review are required on this class of credit. The Corporation’s Board of Directors shall perform quarterly reviews of this class of credits.

Ann Arbor Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2018

3. Loans (continued)

Credit Risk Grading (continued)

Substandard (6): Loans are inadequately protected by the net worth and paying capacity of the borrower, or the pledged collateral. It is possible that the Corporation will sustain some loss if the deficiencies are not corrected. Monthly review with the President and Senior Loan Officer detailing collection plans, financial condition of the borrowers, and liquidation alternatives is required. The Corporation’s Board of Directors shall perform quarterly reviews of this class of credits.

Doubtful (7): A loan classified doubtful has all the weaknesses inherent in one classified substandard with the added characteristic that weaknesses make collection or liquidation in full highly unlikely. The possibility of partial loss is high; however, activity may be underway to minimize the loss or maximize the collection. Loan loss reserve allocation at 100% of the probable loss is required. Legal assistance in the collection of these credits may be necessary and the loan officer and senior lender should consult with the Corporation’s attorney about collection plans. The Corporation’s Board of Directors shall perform quarterly reviews of this class of credits.

Age Analysis of Past Due Loans

There were no loans past due as of December 31, 2018 and December 31, 2017.

Nonaccrual Loans

The Corporation did not have any nonaccrual loans as of December 31, 2018 and December 31, 2017.

Impaired Loans

A loan is considered impaired when it is probable that not all principal and interest amounts will be collected according to the loan contract. Individual commercial loans are evaluated for impairment. Impaired loans are written down by the establishment of a specific allowance where necessary.

Ann Arbor Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2018

3. Loans (continued)

Impaired Loans (continued)

The following table presents the recorded investment, unpaid principal balance, related allowance, average recorded investment, and interest income recognized for impaired loans as of December 31, 2018 by class:

	Recorded Investment	Unpaid Principal Balance	Related Allowance	Average Recorded Investment	Interest Income Recognized
With no related allowance recorded:
Real estate - residential:
1-4 family residential	$199,381	$199,381	$—	$202,739	$9,603
Real estate - commercial:
Nonfarm nonresidential	228,210	228,210	—	239,030	13,744
Commercial and industrial	3,121,543	3,121,543	—	3,341,935	237,110
Total	$3,549,134	$3,549,134	$—	$3,783,704	$260,457

With an allowance recorded:
Commercial and industrial	$17,021	$17,021	$17,021	$24,874	$1,741
Total	$17,021	$17,021	$17,021	$24,874	$1,741

Total:
Real estate - residential:
1-4 family residential	$199,381	$199,381	$—	$202,739	$9,603
Real estate - commercial:
Nonfarm nonresidential	228,210	228,210	—	239,030	13,744
Commercial and industrial	3,138,564	3,138,564	17,021	3,366,809	238,851
	$3,566,155	$3,566,155	$17,021	$3,808,578	$262,198

Ann Arbor Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2018

3. Loans (continued)

Impaired Loans (continued)

The following table presents the recorded investment, unpaid principal balance, related allowance, average recorded investment, and interest income recognized for impaired loans as of December 31, 2017 by class:

	Recorded Investment	Unpaid Principal Balance	Related Allowance	Average Recorded Investment	Interest Income Recognized
With no related allowance recorded:
Real estate - residential:
1-4 family residential	$206,003	$206,003	$—	$208,482	$9,919
Real estate - commercial:
Nonfarm nonresidential	522,770	522,770	—	536,134	26,807
Commercial and industrial	2,940,487	2,940,487	—	3,142,454	201,172
Total	$3,669,260	$3,669,260	$—	$3,887,070	$237,898

With an allowance recorded:
Commercial and industrial	$33,209	$33,209	$33,209	$38,763	$2,706
Total	$33,209	$33,209	$33,209	$38,763	$2,706

Total:
Real estate - residential:
1-4 family residential	$206,003	$206,003	$—	$208,482	$9,919
Real estate - commercial:
Nonfarm nonresidential	522,770	522,770	—	536,134	26,807
Commercial and industrial	2,973,696	2,973,696	33,209	3,181,217	203,878
	$3,702,469	$3,702,469	$33,209	$3,925,833	$240,604

Ann Arbor Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2018

3. Loans (continued)

Troubled Debt Restructurings

A modification of a loan constitutes a TDR when a borrower is experiencing financial difficulty and the modification constitutes a concession. The Corporation offers various types of concessions when modifying a loan; however, forgiveness of principal is rarely granted.

There was one loan modified in a TDR during 2018. There were no loans modified in 2017.

The following table presents information related to loans modified in a TDR during 2018 by loan segment:

		Pre-	Post-
		modification	modification
	Number	Outstanding	Outstanding
	of	Recorded	Recorded
	Contracts	Investment	Investment
Commercial and industrial	1	$ 64,892	$ 64,892

The total TDR portfolio is $843,945 as of December 31, 2018 and $1,108,326 as of December 31, 2017. The Corporation has allocated $17,021 of specific reserves to TDRs as of December 31, 2018 and $33,209 as of December 31, 2017. These loans were classified as impaired loans. This portfolio of TDRs consists of approximately 0.36% of the Corporation’s total net loans as of December 31, 2018 and 0.54% as of December 31, 2017.

During 2018 there were no TDRs that defaulted within 12 months following the modification.

The Corporation has not committed to lend additional amounts to customers with outstanding loans that are classified as TDRs.

Ann Arbor Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2018

4. Bank Premises and Equipment

A summary of the cost and accumulated depreciation of premises and equipment is as follows as of December 31:

	2018	2017

Land	$ 904,879	$ 904,879
Land improvements	356,559	356,559
Buildings	1,784,720	1,779,061
Leasehold improvements	886,234	1,097,632
Furniture, fixtures, and equipment	703,474	693,282
Data processing equipment	594,828	548,787
	5,230,694	5,380,200
Accumulated depreciation	(1,885,251)	(1,862,550)
Net	$ 3,345,443	$ 3,517,650

The Bank leases its main building under a noncancelable lease agreement that expires on March 31, 2024. The Bank leased an additional building to house mortgage operations under a noncancelable lease agreement, which will expire December 31, 2021 with the option to extend for two additional three-year terms. Pursuant to the terms of noncancelable lease agreements in effect as of December 31, 2018, future minimum rent commitments under operating leases are as follows:

2019	414,673
2020	455,303
2021	394,098
2022	405,921
2023	418,099
Thereafter	105,291
Total	$ 2,193,385

Total rent expense amounted to $321,872 for the year ended December 31, 2018 and $339,174 for the year ended December 31, 2017.

Ann Arbor Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2018

5. Deposits

The following is a summary of the distribution of deposits as of December 31:

	2018	2017

Noninterest-bearing demand	$ 73,531,773	$ 73,752,394
NOW accounts	35,050,003	24,636,575
Savings and money market accounts	73,959,388	70,244,685
Time deposits:
Under $250,000	29,548,151	31,338,184
$250,000 and over	40,045,806	41,112,047
	$252,135,121	$241,083,885

As of December 31, 2018, the scheduled maturities of time deposits are as follows:

2019	$ 44,130,780
2020	15,422,114
2021	2,386,606
2022	1,411,081
2023	6,243,376
$ 69,593,957

Deposits from principal officers and directors and their affiliates totaled $6,819,380 as of December 31, 2018 and $7,363,269 as of December 31, 2017.

6. Borrowings

The Bank has advances from the Federal Home Loan Bank (FHLB). Interest rates range from 1.09% to 2.93%. Interest is payable monthly. The advances are collateralized by approximately $15,300,000 of available-for-sale securities as of December 31, 2018 and $15,700,000 as of December 31, 2017, under a blanket collateral agreement. The Bank has pledged approximately $10,500,000 in mortgages as of December 31, 2018 and $13,200,000 as of December 31, 2017, to secure the borrowings from the FHLB.

Ann Arbor Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2018

6. Borrowings (continued)

The advances are subject to prepayment penalties and the provisions and conditions of the credit policy of the FHLB and have varying maturity dates through 2025. Future obligations of the advances are as follows as of December 31, 2018:

2019	$ 5,500,000
2020	4,000,000
2021	6,000,000
2022	—
Thereafter	5,000,000
$20,500,000

7. Line of Credit Agreements

The Bank has three lines of credit available from three correspondent banks upon which it can borrow up to $3,000,000, $4,500,000, and $5,000,000 at a variable interest rate. There was no outstanding balance on the lines of credit as of December 31, 2018 and 2017. The $3,000,000, $4,500,000, and $5,000,000 agreements are unsecured and can be revoked by either party upon written notice.

8. Income Taxes

The components of the income tax provision as of December 31 included in the consolidated statements of income are all attributable to continuing operations and are detailed as follows:

	2018	2017

Current income tax expense	$1,015,000	$1,403,000
Deferred income tax benefit	(139,000)	(38,000)
Change in tax rate	—	172,000
Total income tax expense	$ 876,000	$1,537,000

The difference between the federal income taxes and the amount computed by applying the statutory federal income tax rate (21% at December 31, 2018 and 34% at December 31, 2017) to income before taxes is related to nondeductible meals and dues, and the impact of the income tax rate change on the outstanding items.

Ann Arbor Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2018

8. Income Taxes (continued)

The details of the net deferred tax asset are as follows as of December 31. The amounts have been computed using a 21% tax rate.

	2018	2017
Deferred tax assets:
Allowance for doubtful accounts	$328,000	$281,000
Organization and start-up costs	38,000	46,000
Net unrealized loss on securities available for sale	150,000	40,000
Other	77,000	20,000
Total deferred tax assets	593,000	387,000

Deferred tax liabilities:
Original issue discount	30,000	42,000
Other	39,000	70,000
Total deferred tax liabilities	69,000	112,000
Net deferred tax asset	$524,000	$275,000

A reconciliation of taxes on income from continuing operations based on the statutory federal income tax rate to the provision for income taxes as of December 31 is as follows:

	2018	2017

Income before taxes	$5,015,000	$4,921,000

Income tax expense at the federal statutory rates of 21% and 34% for 2018 and 2017, respectively	$1,053,000	$1,673,000
Increase resulting from nondeductible expenses	11,000	27,000
Decrease resulting from nontaxable income	(188,000)	(335,000)
Increase due to change in tax rate	—	172,000
Net income tax expense	$ 876,000	$1,537,000

Any potential tax liability for unrecognized tax benefits, including interest and penalties, has been recorded in other deferred tax liabilities and has not been reclassified as a separate liability due to immateriality. All tax years from 2015 and subsequent remain open to examination by the Internal Revenue Service. The Corporation does not believe that the results from any examination of these open years would have a material adverse effect on the Corporation.

Ann Arbor Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2018

9. Fair Value Measurement

Accounting standards require certain assets and liabilities be reported at fair value in the consolidated financial statements and provide a framework for establishing that fair value. The framework for determining fair value is based on a hierarchy that prioritizes the inputs and valuation techniques used to measure fair value.

The following tables present information about the Corporation’s assets measured at fair value on a recurring basis as of December 31, 2018 and 2017 and the valuation techniques used by the Corporation to determine those fair values.

•	Level 1 - Quoted prices (unadjusted) for identical assets or liabilities in active markets that the entity has the ability to access as of the measurement date.

•
Level 2 - Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets and liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

•	Level 3 - Significant unobservable inputs that reflect a corporation’s own assumptions about the assumptions that market participants would use in pricing an asset or liability.

In instances where inputs used to measure fair value fall into different levels in the above fair value hierarchy, fair value measurements in their entirety are categorized based on the lowest level input that is significant to the valuation. The Corporation’s assessment of the significance of particular inputs to these fair value measurements requires judgment and considers factors specific to each asset.

Ann Arbor Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2018

9. Fair Value Measurement (continued)

Assets measured at fair value on a recurring basis at December 31 are summarized below:

	Fair Value Measurements at Reporting Date Using
	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Balance December 31
2018
U.S. government and federal agency	$980,703	$15,055,777	$—	$16,036,480
Corporate bonds	1,235,359	—	—	1,235,359
Municipal securities (1)	—	37,382,300	—	37,382,300
Foreign debt securities	—	966,407	—	966,407
Preferred stock	526,400	—	—	526,400
	$2,742,462	$53,404,484	$—	$56,146,946
2017
U.S. government and federal agency	$988,945	$16,720,474	$—	$17,709,419
Corporate bonds	1,653,680	—	—	1,653,680
Municipal securities (1)	—	40,290,936	—	40,290,936
Foreign debt securities	—	971,844	—	971,844
Preferred stock	574,400	—	—	574,400
	$3,217,025	$57,983,254	$—	$61,200,279

(1) This class represents investments in fixed-rate tax-exempt and taxable municipal securities.

Ann Arbor Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2018

9. Fair Value Measurement (continued)

The Corporation has assets that under certain conditions are subject to measurement at fair value on a nonrecurring basis. These assets include impaired loans. The Corporation has estimated the fair values of these assets based primarily on Level 3 inputs. Impaired loans are generally valued using the fair value of collateral provided by third-party appraisals. These valuations include assumptions related to cash flow projections, discount rates, and recent comparable sales. The numerical range of unobservable inputs for these valuation assumptions is not meaningful.

As of December 31, 2018 and 2017, the Corporation had one impaired loan that is fully reserved; therefore, the fair value based on level 3 inputs is zero.

10. Employee Benefit Plan

The Corporation has a 401(k) plan (Plan) whereby substantially all employees are eligible to participate in the plan. Employees may contribute up to the maximum percentage allowable, not to exceed the limits based on federal tax laws. The Corporation can make discretionary contributions. Expense attributable to the plan amounted to approximately $147,000 for the year ended December 31, 2018 and $129,000 for the year ending December 31, 2017.

11. Stock-based Compensation Plans

The Corporation has three stock-based compensation plans: the Director Retainer Stock Plan (Director Stock Plan), the 2009 Directors’ Stock Option Plan (Directors’ Plan), and the 2013 Stock Compensation Plan.

Director Stock Plan

The Director Stock Plan allows eligible directors to elect to defer up to 100% of their directors’ fees in return for Corporation stock. Under the Director Stock Plan, deferred fees are earned and recorded as stock-based compensation in the year of service. The fees are accumulated and used to purchase shares of the Corporation upon the director’s termination of service from the Corporation. The shares purchased are based on the stock price in effect at the time the fees are earned. Fractional shares are paid in cash at the current market value. The Corporation reserved 1,847 shares of stock in 2018 and 1,568 in 2017. During 2017, the Corporation issued 790 shares of stock to a director upon retirement. As of December 31, 2018, there were 12,217 shares outstanding in the Director Stock Plan. Compensation expense, recorded as a component of stockholders’ equity attributable to the plan, was $73,466 for the year ending December 31, 2018 and $56,448 for the year ending December 31, 2017.

Ann Arbor Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2018

11. Stock-based Compensation Plans (continued)

Directors’ Plan

The Directors’ Plan, which is stockholder approved, grants stock options to each of its directors for up to 4,000 shares of common stock, for a total of 56,000 shares of common stock, of which 56,000 shares have been granted and 4,000 shares have been forfeited. Option awards are granted with an exercise price equal to the market price of the Corporation’s stock at the date of grant. These option awards vest immediately and have 10-year contractual terms. There were no options granted in 2018 or 2017. Compensation expense, recorded as a component of stockholders’ equity attributable to the plan, was $607 for the year ending December 31, 2018 and $1,106 for the year ending December 31, 2017.

2013 Stock Compensation Plan

The 2013 Stock Compensation Plan (as amended in January 2014), which is stockholder approved, grants stock options and restricted stock to its employees for up to 230,000 shares of common stock, of which 213,668 shares have been granted (net of forfeitures) as of December 31, 2018. The Corporation believes that such awards better align the interests of its employees with those of its stockholders. Option awards are granted with an exercise price equal to the market price of the Corporation’s stock at the date of grant. These option awards vest based on three years of continuous service and have 10-year contractual terms. Compensation expense, recorded as a component of stockholders’ equity attributable to the plan, was $17,890 for the year ending December 31, 2018 and $28,845 for the year ending December 31, 2017.

Restricted stock has a vesting period of one year and is subject to forfeiture upon termination of employment prior to vesting. The Corporation awarded 970 shares of restricted stock to employees in 2018 and awarded 1,820 shares in 2017. There were 90 shares forfeited during 2018 and 160 shares forfeited during 2017. There was no restricted stock vested as of December 31, 2018 or December 31, 2017. Compensation expense recorded as a component of stockholders’ equity attributable to the 2013 Stock Compensation Plan was $31,680 for the year ending December 31, 2018 and $53,950 for the year ending December 31, 2017.

The Corporation uses a Black-Scholes formula to estimate the calculated value of its stock-based payments. The volatility assumption used in the Black-Scholes formula is based on management’s estimated volatility of the Corporation’s stock price. The Corporation calculates the volatility using the estimated stock price for a seven-year period immediately following the year end in which the options are granted.

Ann Arbor Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2018

11. Stock-based Compensation Plans (continued)

A summary of option activity under the plans for the years ended December 31 is presented below:

	2018		2017
		Weighted-		Weighted-
	Number	Average	Number	Average
	of	Exercise	of	Exercise
	Shares	Price	Shares	Price
Options
Outstanding at January 1	102,612	$23.54	112,712	$23.15

Granted	—	—	—	—
Exercised	(34,896)	19.50	(5,200)	13.56
Forfeited or expired	(1,402)	30.00	(4,900)	25.32
Outstanding at December 31	66,314	$25.22	102,612	$23.54

Vested or expected to vest at December 31	65,548	$25.09	90,766	$22.57

Exercisable at December 31	65,548	$25.09	90,766	$22.57

The options’ weighted-average remaining contractual terms were 5.7 years as of December 31, 2018 and 6.2 years as of December 31, 2017. The weighted-average grant date calculated value of options granted was $5,055,900.

Total unrecognized compensation cost related to nonvested, stock-based compensation arrangements granted under the plans were $1,101 as of December 31, 2018 and $18,992 as of December 31, 2017. That cost is expected to be recognized over a weighted-average period of three years.

12. Minimum Regulatory Capital Requirements

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possible additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank’s consolidated financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of its assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Ann Arbor Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2018

12. Minimum Regulatory Capital Requirements (continued)

In 2013, the federal banking agencies issued revisions to the existing capital rules to incorporate certain changes to the Basel capital framework, including Basel III and other elements. The intent is to strengthen the definition of regulatory capital, increase risk-based capital requirements, and make selected changes to the calculation of risk-weighted assets. The final rules implementing Basel III became effective January 1, 2015 with full compliance being phased in over a multi-year schedule and fully phased in by January 1, 2019. Under Basel III rules, the Bank must hold a capital conservation buffer above the adequately capitalized risk-based capital ratios. The capital conservation buffer is being phased in from 0.0% for 2015 to 2.5% by 2019. The capital conservation buffer for 2018 is 1.88%. The net unrealized gain or loss on available-for-sale securities is not included in computing regulatory capital. Management believes, as of December 31, 2018 and 2017, that the Bank met all capital adequacy requirements to which it is subject.

Prompt corrective action regulations provide five classifications: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized, although these terms are not used to represent overall financial condition. If adequately capitalized, regulatory approval is required to accept brokered deposits. If undercapitalized, capital distributions are limited, as is asset growth and expansion, and capital restoration plans are required.

Ann Arbor Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2018

12. Minimum Regulatory Capital Requirements (continued)

As of December 31, 2018, the most recent notification from the Bank’s primary regulator categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, an institution must maintain minimum total risk-based, Tier 1 risk-based, and Tier 1 leverage ratios as set forth in the following table. There are no conditions or events since the notification that management believes have changed the Bank’s category. The Bank’s actual capital amounts and ratios as of December 31, are also presented in the table.

	Actual		For Capital Adequacy Purposes		To be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio

2018
Total capital to risk-weighted assets	$38,277	14.30%	$21,418	8.00%	$26,772	10.00%
Tier 1 capital to risk-weighted assets	36,484	13.63	16,063	6.00	21,418	8.00
Tier 1 capital to average assets	36,484	11.64	12,536	4.00	15,669	5.00
Common tier 1	36,484	13.63	12,047	4.50	17,402	6.50

2017
Total capital to risk-weighted assets	$34,109	14.00%	$19,494	8.00%	$24,368	10.00%
Tier 1 capital to risk-weighted assets	32,541	13.35	14,621	6.00	19,494	8.00
Tier 1 capital to average assets	32,541	10.86	11,982	4.00	14,978	5.00
Common tier 1	32,541	13.35	10,965	4.50	15,839	6.50

13. Restrictions on Dividends, Loans, and Advances

Banking regulations place certain restrictions on dividends paid and loans or advances made by the Bank to the Corporation. The total amount of dividends which may be paid at any date is generally limited to the retained earnings of the Bank. However, dividends paid by the Bank would be prohibited if the effect thereof would cause the Bank’s capital to be reduced below applicable minimum standards. As of December 31, 2018, the Bank’s retained earnings available for the payment of dividends totaled $16,346,858. Accordingly, none of the Corporation’s investment in the Bank was restricted as of December 31, 2018.

Loans or advances made by the Bank to the Corporation are generally limited to 10% of the Bank’s capital stock and surplus. Accordingly, as of December 31, 2018, Bank funds available for loans or advances to the Corporation amounted to $2,012,519.

Ann Arbor Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2018

14. Off-balance-sheet Activities

The Corporation is a party to credit-related financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit, standby letters of credit, and commercial letters of credit. Such commitments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the consolidated balance sheet.

The Corporation’s exposure to credit loss is represented by the contractual amount of these commitments. The Corporation follows the same credit policies in making commitments as it does for on-balance-sheet instruments.

As of December 31, the following financial instruments were outstanding whose contract amounts represent credit risk:

	Contract Amount
	2018	2017

Commitments to grant loans	$ 1,847,000	$ 9,277,000
Unfunded commitments under lines of credit	78,550,679	71,047,939
Commercial and standby letters of credit	31,733	26,892

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. The commitments for equity lines of credit may expire without being drawn upon. Therefore, the total commitment amounts do not necessarily represent future cash requirements. The amount of collateral obtained, if it is deemed necessary by the Corporation, is based on management's credit evaluation of the customer.

15. Fair Value of Financial Instruments

The fair value of a financial instrument is the current amount that would be exchanged between willing parties, other than in a forced liquidation. Fair value is best determined based upon quoted market prices. However, in many instances, there are no quoted market prices for the Corporation’s various financial instruments. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. Accordingly, the fair value estimates may not be realized in an immediate settlement of the instrument. Certain financial instruments and all nonfinancial instruments are excluded from disclosure requirements. Accordingly, the aggregate fair value amounts presented may not necessarily represent the underlying fair value of the Corporation. See Note 9 for the disclosure related to fair value measurements.

Ann Arbor Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2018

15. Fair Value of Financial Instruments (continued)

The following methods and assumptions were used by the Corporation in estimating fair value disclosures for financial instruments:

Cash and Cash Equivalents - The carrying amounts of cash and cash equivalents approximate fair value.

Securities - Fair values of securities are based on quoted market prices. If a quoted market price is not available, fair value is estimated using quoted market prices for similar securities. The carrying value of Federal Home Loan Bank approximates fair value based on the redemption provisions of the issuers.

Loans Held for Sale - Fair values of loans held for sale are based on commitments on hand from investors or prevailing market prices.

Loans - For variable-rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying values. Fair values for other loans are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. Fair values of nonperforming loans are estimated using discounted cash flow analyses or underlying collateral values, where applicable.

Deposit Liabilities - The fair values disclosed for demand deposits are, by definition, equal to the amount payable on demand at the reporting date (i.e., their carrying amounts). The carrying amounts of variable-rate, fixed-term money market accounts and certificates of deposit approximate their fair values at the reporting date. Fair values for fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits.

Borrowings - The fair values of the Corporation’s other borrowings are estimated using discounted cash flow analyses based on the Corporation’s current incremental borrowing rates for similar types of borrowing arrangements.

Accrued Interest - The carrying amounts of accrued interest approximate fair value.

Other Financial Instruments - The fair value of other financial instruments, including loan commitments and unfunded letters of credit, based on discounted cash flow analyses, is not material.

Ann Arbor Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2018

15. Fair Value of Financial Instruments (continued)

The estimated fair values and related carrying or notional amounts of the Corporation’s financial instruments at December 31 are as follows:

	2018		2017
	Carrying	Estimated	Carrying	Estimated
	Amount	Fair Value	Amount	Fair Value
Financial assets:
Cash and due from banks	$ 7,684,513	$ 7,684,513	$ 9,856,081	$ 9,856,081
Investment securities -
available for sale	56,146,946	56,146,946	61,200,279	61,200,279
FHLB stock	922,500	922,500	837,500	837,500
Loans held for sale	1,281,405	1,281,405	2,822,700	2,822,700
Loans, net	232,981,951	238,049,000	207,105,109	212,680,300
Accrued interest receivable	1,005,783	1,005,783	968,187	968,187
Financial liabilities:
Noninterest-bearing demand	73,531,773	73,531,773	73,752,394	73,752,394
Interest bearing deposits	178,603,348	174,238,000	167,331,491	164,367,758
Borrowings	20,500,000	20,353,000	18,000,000	17,825,000
Accrued interest payable	80,013	80,013	61,942	61,942

16. Other Comprehensive Income (Loss)

The Comprehensive Income topic of FASB ASC requires the reporting of comprehensive income (loss) in addition to net income. Comprehensive income (loss) is a more inclusive financial reporting methodology that includes disclosure of certain financial information that, historically, has not been recognized in the calculation of net income.

The approximate before-tax and after-tax amounts for the year ended December 31, 2018 are summarized below:

	Before-Tax Amount	Tax Benefit	Net-of-Tax Amount

Unrealized losses on securities:
Unrealized holding losses arising during the period	$ (468,997)	$ 98,489	$ (370,508)
Reclassification adjustment	(60,278)	12,658	(47,620)
Total other comprehensive income (loss)	$ (529,275)	$ 111,147	$ (418,128)

Ann Arbor Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2018

16. Other Comprehensive Income (Loss) (continued)

The approximate before-tax and after-tax amounts for the year ended December 31, 2017 are summarized below:

	Before-Tax Amount	Tax (Expense) Benefit	Net-of-Tax Amount

Unrealized losses on securities:
Unrealized holding gains arising during the period	$ 275,783	$ (93,766)	$ 182,017
Reclassification adjustment	(141,444)	48,091	(93,353)
Total other comprehensive loss	$ 134,339	$ (45,675)	$ 88,664

The reclassification adjustment for gains included in net income is shown as a separate line item on the consolidated statements of income.

17. Investment in Qualified Affordable Housing Projects

During 2018, the Bank purchased an investment in Cinnaire Michigan Community Fund Limited Partnership 20-5, which is a limited liability company that manages and invests in affordable housing projects that qualify for the low-income housing tax credit. The Bank accounts for its investment in Cinnaire using the proportional amortization method, under which the Bank amortizes the cost of the investment in proportion to the tax credits and other tax benefits received and recognizes the net investment performance as a component of income tax expense. The Bank did not recognize an income tax benefit related to these investments in 2018.

The Bank’s recorded investment in Cinnaire was $60,668 at December 31, 2018. These investments are included in other assets on the consolidated balance sheets. The Bank’s remaining commitment to provide capital contributions to Cinnaire is $439,332 as of December 31, 2018.